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                                                                  Exhibit b(10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the use in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated April 12, 2012, relating to the financial statements of the Pruco Life Flexible Premium Variable Annuity Account, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 9, 2012, except for the effects of the restatement discussed in Notes 1 and 2 and the effects of the adoption of the accounting standard relating to accounting for acquisition costs associated with acquiring or renewing insurance contracts, and the effects of the adoption of the accounting standard related to the presentation of comprehensive income discussed in Note 2, as to which the date is July 20, 2012, relating to the consolidated financial statements of Pruco Life Insurance Company and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP

 New York, New York
 July 31, 2012